UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2019

Avedro, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38809	13-4223265
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Jones Road Waltham, Massachusetts		02451
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 768-3400

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	AVDR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into Material Definitive Agreement

Agreement and Plan of Merger

On August 7, 2019, Avedro, Inc. (“Avedro”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Glaukos Corporation, a Delaware corporation (“Glaukos”), and Atlantic Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Glaukos (“Merger Sub”), pursuant to which Merger Sub will merge with and into Avedro, with Avedro continuing as the surviving corporation (the “Merger”). The Merger Agreement has been unanimously approved by the Avedro board of directors.

At the effective time of the Merger, each share of Avedro’s common stock, par value $0.00001 per share (“Avedro Common Stock”), (other than shares of Avedro Common Stock owned by Glaukos, Merger Sub or Avedro or any direct or indirect, wholly owned subsidiary of Avedro or Glaukos) issued and outstanding immediately prior to the Effective Time will be automatically cancelled and converted into the right to receive 0.365 (the “Exchange Ratio”) of a share of common stock of Glaukos, par value $0.001 per share (“Glaukos Common Stock”). The parties intend that for U.S. federal income tax purposes the Merger qualify as a tax free “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code. Subject to certain exceptions, outstanding Avedro equity awards will be converted, subject to the Exchange Ratio, into equivalent equity awards of Glaukos on the same terms and conditions applicable to the Avedro equity awards immediately prior to the effective time of the Merger (the “Effective Time”). In particular:

•

Each outstanding and unexercised option to purchase Avedro Common Stock (whether vested or unvested) (an “Avedro Stock Option”) will be assumed by Glaukos and converted into an option (an “Assumed Stock Option”) to purchase a number of shares of Glaukos Common Stock (rounded down to the nearest whole share) equal to the product of the number of shares of Avedro Common Stock subject to such Avedro Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio. The per share exercise price for the Glaukos Common Stock issuable upon exercise of such Assumed Stock Option will be equal (rounded up to the nearest whole cent) to the exercise price per share of Avedro Common Stock applicable to such Avedro Stock Option immediately prior to the Effective Time divided by the Exchange Ratio. Otherwise, each Assumed Stock Option will be subject to the same terms and conditions (including expiration date, vesting and exercise provisions) as was applicable to the corresponding Avedro Stock Option immediately prior to the Effective Time.

•

Each then-outstanding restricted stock unit issued by Avedro (an “Avedro RSU”) (but excluding any Avedro RSU that becomes vested prior to or as a result of the consummation of the Merger and is settled in shares of Avedro Common Stock that converts into the right to receive shares of Glaukos Common Stock as a result of the Merger) will be assumed by Glaukos (an “Assumed RSU”) and converted into the right to receive the number of shares of Glaukos Common Stock (rounded down to the nearest whole share) equal to the product of the number of shares of Avedro Common Stock subject to such Avedro RSU immediately prior to the Effective Time multiplied by the Exchange Ratio. Otherwise, each Assumed RSU will be subject to the same terms and conditions (including vesting, payment and withholding provisions) as were applicable to the corresponding Avedro RSU immediately prior to the Effective Time.

•

The warrants to purchase shares of Avedro Common Stock (an “Avedro Warrant”) issued in favor of each of Hercules Technology III, L.P. and OrbiMed Royalty Opportunities II, LP that are outstanding and unexercised as of immediately prior to the Effective Time will be assumed by Glaukos and converted into a warrant (an “Assumed Warrant”) to purchase a number of shares of Glaukos Common Stock (rounded down to the nearest whole share) equal to the product of the number of shares of Avedro Common Stock subject to such Avedro Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio. The per share exercise price for the Glaukos Common Stock issuable upon exercise of such Assumed Warrant will be equal (rounded up to the nearest whole cent) to the exercise price per share of Avedro Common Stock applicable to such Avedro Warrant immediately prior to the Effective Time divided by the Exchange Ratio. Otherwise, each Assumed Warrant will be subject to the same terms and conditions (including expiration date and exercise provisions) as were applicable to the corresponding Avedro Warrant immediately prior to the Effective Time.

•

Each Avedro Warrant (other than Avedro Warrants that are being converted into Assumed Warrants) will be cancelled and converted into the right to receive a number of shares of Parent Common Stock equal to (i) the number of shares of Avedro Common Stock subject to such Avedro Warrant multiplied by the Exchange Ratio minus (ii) the quotient obtained by dividing the aggregate exercise price of such Avedro Warrant by the volume weighted averages of the trading price of Parent Common Stock for the five consecutive trading dates ending three trading days prior to the consummation of the Merger.

The Merger Agreement contains customary representations and warranties from Avedro, Glaukos and Merger Sub and Avedro has agreed to customary operating covenants. Each party has agreed to use reasonable best efforts to cause the conditions to the Merger to be satisfied. Avedro has agreed to customary non-solicitation covenants that prohibit soliciting proposals or entering into negotiations or discussions or furnishing confidential information in connection with certain proposals for an alternative takeover proposal. However, if the Avedro board of directors determines in good faith that a bona fide, written, unsolicited takeover proposal (that is not withdrawn and which did not result from a breach of the non-solicitation provisions of the Merger Agreement) constitutes or would reasonably be expected to lead to a Superior Proposal

(as defined below) (after consultation with its financial advisors and outside legal counsel) and that the failure to take action would be reasonably likely to result in a breach of the directors’ fiduciary duties under applicable law (after consultation with its outside legal counsel), Avedro may furnish nonpublic information to, and negotiate with, the third party making such bona fide, written takeover proposal, subject to entering into a required confidentiality agreement and providing certain information to Glaukos. Avedro has also agreed to call a meeting of its stockholders to approve the adoption of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger (the “Avedro Stockholder Approval”) after the registration statement on Form S-4 containing Avedro’s proxy statement is declared effective by the Securities and Exchange Commission (the “SEC”).

Under the terms of the Merger Agreement, Avedro’s board of directors may change its recommendation that the Avedro stockholders adopt the Merger Agreement prior to obtaining the Avedro Stockholder Approval in response to a bona fide proposal that (a) is made in writing to Avedro after the date of the Merger Agreement and in not withdrawn, (b) did not result from a breach of the non-solicitation provisions of the Merger Agreement applicable to Avedro and (c) the Avedro board of directors determines in good faith after consultation with its financial advisors and outside legal counsel that such proposal is reasonably likely to be consummated in accordance with its terms and is more favorable to the Avedro stockholders from a financial point of view than the Merger (a “Superior Proposal”) and failure to change its recommendation would reasonably be likely to result in a breach of the Avedro board of directors’ fiduciary duties under applicable law. Avedro must also provide Glaukos four business days’ prior written notice of its intent to make a change of recommendation and an opportunity to propose revisions to the terms of the Merger Agreement or make a new proposal and negotiate with Glaukos in good faith regarding such revisions or new proposal. Avedro’s board of directors may also change its recommendation prior to obtaining the Avedro Stockholder Approval in response to an intervening event (a change that is unknown and is not reasonably foreseeable to Avedro or its board of directors on the date of the Merger Agreement excluding certain changes) that (x) has occurred and is continuing, (y) did not result from a breach of the non-solicitation provisions of the Merger Agreement applicable to Avedro and (z) the Avedro board of directors determines in good faith after consultation with its financial advisors and outside legal counsel, has occurred and is continuing, and failure to change its recommendation would reasonably be likely to result in a breach of the Avedro board of directors’ fiduciary duties under applicable law. Avedro must also provide Glaukos four business days’ prior written notice of its intent to make a change of recommendation with respect to an intervening event and an opportunity to propose revisions to the terms of the Merger Agreement or make a new proposal and negotiate with Glaukos in good faith regarding such revisions or new proposal.

The completion of the Merger is subject to customary conditions, including: (a) receipt of the Avedro Stockholder Approval; (b) the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (c) the absence of any temporary restraining order, preliminary or permanent injunction or other order from any court of competent jurisdiction preventing or prohibiting the Merger or any applicable law of a governmental authority of competent jurisdiction prohibiting or rendering illegal the Merger; (d) the approval for listing on the New York Stock Exchange of the Glaukos Common Stock to be issued to Avedro stockholders in the Merger; (e) that the registration statement on Form S-4 for the Glaukos Common Stock to be issued to Avedro stockholders in the Merger has been declared effective by the SEC; (f) subject to certain materiality exceptions, the accuracy of certain representations and warranties of each of Avedro and Glaukos contained in the Merger Agreement and the compliance by each party with the covenants contained in the Merger Agreement; (g) the absence of a material adverse effect with respect to each of Avedro and Glaukos; (h) the receipt by each of Avedro and Glaukos from their respective counsels of a tax opinion that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code; and (i) certain other customary conditions.

The Merger Agreement provides certain termination rights for both Avedro and Glaukos and further provides that a termination fee of approximately $22.5 million will be payable by Avedro to Glaukos upon termination of the Merger Agreement under certain circumstances, including, subject to certain exceptions, in the circumstance where Avedro’s board of directors (subject to the terms and conditions of the Merger Agreement) effects a change of recommendation to enter into a transaction agreement in respect of a Superior Proposal.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about Avedro, Glaukos, or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Avedro’s stockholders and Glaukos’ stockholders and other investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Avedro, Glaukos, or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Avedro and Glaukos.

Voting Agreements

In connection with the execution and delivery of the Merger Agreement, each of Avedro’s directors, the chief executive officer, the chief financial officer and certain stockholders (each, an “Avedro Supporting Stockholder”), entered into voting agreements with Glaukos (collectively, the “Voting Agreements”).

Subject to the terms and conditions set forth in the Voting Agreements, each Avedro Supporting Stockholder has agreed, among other things, to vote the Avedro Common Stock that they own in favor of the adoption of the Merger Agreement. Under each Voting Agreement, the applicable Avedro Supporting Stockholder has granted to Glaukos (and its designee) an irrevocable proxy to vote its shares of Avedro Common Stock as provided in the preceding sentence. Each Voting Agreement also contains restrictions on transfer that, subject to limited exceptions, prevent each Avedro Supporting Stockholder from transferring their shares of Avedro Common Stock. Each Voting Agreement terminates upon the earliest to occur of (1) the Effective Time, (2) the date the Avedro board of directors changes its recommendation that the Avedro’s stockholders adopt the Merger Agreement in response to a Superior Proposal in accordance with the terms of the Merger Agreement, (3) the termination of the Merger Agreement in accordance with its terms, and (4) upon mutual written agreement of the parties.

The Avedro Supporting Stockholder the Voting Agreements currently beneficially own an aggregate of approximately 41% of the outstanding Avedro Common Stock.

The foregoing description of the Voting Agreements and the irrevocable proxy does not purport to be complete and the description of the Voting Agreements is qualified in its entirety by reference to the Voting Agreements, which are filed as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On August 7, 2019, Avedro issued a press release announcing its financial results for the quarter ended June 30, 2019, as well as information regarding a conference call to discuss those financial results and the proposed Merger. A copy of the press release is furnished herewith as Exhibit 99.1.

The information furnished under this item 2.02 and in the accompanying Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2019, Messrs. Thomas W. Burns and Gilbert H. Kliman, M.D., members of the Avedro board of directors, notified the Avedro board of directors of their resignation from the board of directors and each committee thereof on which they serve, effective immediately. Messrs. Burns and Kliman’s decision to resign was not the result of any disagreement with Avedro, its board of directors or its management. In connection with Glaukos submitting an unsolicited proposal to acquire Avedro, Mr. Burns and Mr. Kliman recused themselves from participating in the process for considering the proposal and all negotiations as directors of Avedro and as directors of, and in Mr. Burns’ case, as an officer of, Glaukos, in order to avoid any appearance of a conflict of interest.

Item 8.01 Other Events.

On August 7, 2019, Avedro and Glaukos issued a joint press release announcing that they had entered into the Merger Agreement. A copy of the joint press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated August 7, 2019, by and among Avedro, Inc., a Delaware corporation, Glaukos Corporation, a Delaware corporation, and Atlantic Merger Sub, Inc., a Delaware corporation.

10.1	Form of Voting Agreement.

99.1	Company Press Release, dated August 7, 2019.

99.2	Joint Press Release, dated August 7, 2019.

Additional Information and Where to Find It

In connection with the proposed transaction between Avedro and Glaukos, Glaukos will file with the SEC a registration statement on Form S-4 that will include a document constituting a prospectus of Glaukos and will also contain a proxy statement of Avedro. Avedro and Glaukos also plan to file other relevant documents with the SEC regarding the proposed transaction. After the registration statement on Form S-4 is declared effective by the SEC, a definitive proxy statement/prospectus will be mailed to the stockholders of Avedro. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the registration statement on Form S-4 and the proxy statement/prospectus (when available) and other relevant documents filed or that will be filed by Avedro or Glaukos with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Glaukos will be available free of charge within the Investor Relations section of Glaukos’ internet website at https://investors.glaukos.com or by contacting Glaukos Investor Relations by email at investors@glaukos.com or by phone at 949-481-0510. Copies of the documents filed with the SEC by Avedro will be available free of charge within the Investor Relations section of Avedro’s internet website at https://investors.avedro.com or by contacting Avedro Investor Relations by email at investors@avedro.com or by phone at 646-924-1769.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities nor a solicitation of any vote or approval with respect to the proposed transaction or otherwise. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Participants in the Solicitation

Each of Avedro and Glaukos and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Avedro stockholders in connection with the proposed transaction. Information about Avedro’s directors and executive officers is included in Avedro’s Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on March 21, 2019, and is also included in Avedro’s Form S-1 Registration Statement filed with the SEC on January 18, 2019, as amended by Amendment No. 1 to Avedro’s Form S-1 Registration Statement filed with the SEC on February 4, 2019. Information about Glaukos’ directors and executive officers is included in its definitive proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on April 17, 2019. Other information regarding the participants in the solicitation of proxies in connection with the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when they become available. Investors may obtain free copies of these documents from Avedro or Glaukos as indicated above.

Use of Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of federal securities laws. Forward-looking statements may contain words such as “believes”, “anticipates”, “estimates”, “expects”, “intends”, “aims”, “potential”, “will”, “would”, “could”, “considered”, “likely” and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. All statements, other than historical facts, including statements regarding the expected timing of the closing of the proposed transaction and the expected benefits of the proposed transaction, are forward-looking statements. These statements are based on management’s current expectations, assumptions, estimates and beliefs. While Avedro and Glaukos believe these expectations, assumptions, estimates and beliefs are reasonable, such forward-looking statements are only predictions, and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (i) failure of Avedro to obtain stockholder approval as required for the proposed transaction; (ii) failure to obtain governmental and regulatory approvals required for the closing of the proposed transaction; (iii) failure to satisfy the conditions to the closing of the proposed transaction; (iv) unexpected costs, liabilities or delays in connection with or with respect to the proposed transaction; (v) the effect of the announcement of the proposed transaction on the ability of Avedro or Glaukos to retain and hire key personnel and maintain business relationships with customers, suppliers and others with whom Avedro or Glaukos does business, or on Avedro’s or Glaukos’ operating results, market price of common stock, and business generally; (vi) potential legal proceedings relating to the proposed transaction and the outcome of any such legal proceeding;

(vii) the inherent risks, costs and uncertainties associated with integrating the businesses successfully and risks of not achieving all or any of the anticipated benefits of the proposed transaction, or the risk that the anticipated benefits of the proposed transaction may not be fully realized or take longer to realize than expected; (viii) competitive pressures in the markets in which Avedro and Glaukos operate; (ix) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; and (x) other risks to the consummation of the proposed transaction, including the risk that the proposed transaction will not be consummated within the expected time period or at all. Additional factors that may affect the future results of Avedro and Glaukos are set forth in their respective filings with the SEC, including each of Avedro’s and Glaukos’ most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, which are available on the SEC’s website at www.sec.gov. The risks and uncertainties described above and in Avedro’s most recent Quarterly Report on Form 10-Q and Glaukos’ most recent Quarterly Report on Form 10-Q are not exclusive and further information concerning Avedro and Glaukos and their respective businesses, including factors that potentially could materially affect their respective businesses, financial condition or operating results, may emerge from time to time. Readers are urged to consider these factors carefully in evaluating these forward-looking statements, and not to place undue reliance on any forward-looking statements. Readers should also carefully review the risk factors described in other documents that Avedro and Glaukos file from time to time with the SEC. The forward-looking statements in these materials speak only as of the date of these materials. Except as required by law, Avedro and Glaukos assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2019

AVEDRO, INC.

By:	/s/ Reza Zadno
Reza Zadno
President and Chief Executive Officer